Exhibit 99.11

Tigress Financial Partners

TIGRESS FINANCIAL PARTNERS

RULE 10b5-1 SALES PLAN

(Stock Only – Registered Resale)

NOTE: This Sales Plan conveys the Sellers’ indication of the amount, price, and date of stock sales with such specificity that Tigress Financial Partners does not have any discretion over how, when, and whether to sell stock (other than the discretion inherent in applying ordinary principles of best execution).

Sales Plan (together with all Exhibits hereto, this “Sales Plan”) dated as of December 12, 2022 (the “Sales Plan Execution Date”) and to become effective on the first regular trading day after the effectiveness of the resale registration statement on Form S-1 (the “Resale Registration Statement”) of Nuburu, Inc. (the “Issuer”), such name being the new name of Tailwind Acquisition Corp. after its business combination with Nuburu, Inc. (such entity, the “Target”; such business combination, the “Business Combination”; and such effective date, the “Sales Plan Effective Date”) between Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC, Anzu Nuburu V LLC (the various limited liability companies being referred to as the “Anzu SPVs”), Anzu Partners LLC, David M. Seldin, David & Jennifer Michael Family Ltd Partnership, CST Global LLC and Whitney Haring-Smith (collectively, “Sellers”) and Tigress Financial Partners LLC (“Tigress”), acting as agent.

A.	Recitals

1.

This Sales Plan is entered into by and among the Sellers and Tigress for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.

Sellers are establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller’s holdings of the common stock, par value $0.0001 per share of the Issuer that will be received by the Sellers from the Issuer as consideration in the Business Combination (such shares of common stock received by the Sellers as consideration in the Business Combination, but for clarity, excluding (i) any shares of preferred stock received by the Sellers as a result of any preferred stock issued by the Issuer in connection with the Business Combination, including the “Preferred Stock Issuance” contemplated by the definitive agreement governing the Business Combination, (ii) any shares of preferred stock underlying any warrant issued to Anzu Partners LLC in connection with that certain Letter Agreement dated as of August 30, 2022 between Nuburu, Inc. and Anzu Partners LLC, (iii) any preferred stock that may become issuable to the Sellers in connection with the transactions contemplated by that certain Preferred Stock Sale Option Agreement dated as of August 5, 2020 (as it may be amended from time to time) between certain of the Sellers and the Issuer and (iv) any common stock that may be issued or become issuable in respect of the stock described in the foregoing clauses (i) through (iii), inclusive, the “Stock”), which is expected to be trading on NYSE American LLC (the “Principal Market”).

Member FINRA / MSRB / SIPC

Tigress Financial Partners LLC  |  410 Park Avenue 12th Floor, New York, New York 10022  |  (P) 212-430-8700  |  (F) 646-862-2908

3.

Issuer intends to merge with the “Target” at which time the Issuer will be renamed Nuburu, Inc., subject to a business combination transaction that has been publicly announced in August 2022 and where the first S-4 filing occurred in September 2022. The closing of this business combination is referred to as the “Closing.”

B.	Seller’s Representations, Warranties, and Covenants

1.

Each Seller represents and warrants to Tigress that, as of the Sales Plan Execution Date, such Seller is not aware of any material nonpublic information concerning the Issuer or its securities and is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent Tigress from conducting the trading plan in accordance with the Sales Plan with respect to such Seller. Each Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2.

Each Seller represents and warrants to Tigress that, as of the Sales Plan Execution Date, the securities to be sold under this Sales Plan by such Seller are owned free and clear by such Seller (subject, in the case of shares underlying preferred stock or warrants, only to the compliance by the respective Seller with the exercise or conversion provisions relating thereto) and are not subject to any liens, security interests or other encumbrances or limitations on disposition other than those that may be imposed by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and, in the case of the Anzu SPVs, the Amended and Restated Registration Rights and Lock-up Agreement dated as of August 5,2022, as amended as of November 22, 2022 and as it may be further amended from time to time (the “Registration Rights Agreement”).

3.	While this Sales Plan is in effect, unless this Sales Plan is modified or terminated in accordance with the terms hereof each Seller agrees not to alter or deviate from the terms of this Sales Plan.

4.	Each Seller agrees to:

a.

Provide Tigress with a certificate dated as of the Sales Plan Effective Date and signed by the Issuer substantially in the form of Exhibit A (Issuer Representation) to this Sales Plan prior to commencement of the Plan Sales Period (as defined below).

5.

Each Seller agrees to notify Tigress’ Corporate Executive Services Department by telephone at the number set forth in paragraph G.4 below as soon as practicable if such Seller becomes aware of (i) the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A to this Sales Plan; or (ii) a change in the Issuer’s insider trading policies, so that the sales to be made by Tigress for the account of such Seller pursuant to the Sales Plan would violate these policies. In the case of a notice relating to clause (i) above, such notice shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to such Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Tigress. Such notice shall be in addition to the notice required to be given to Tigress by the Issuer pursuant to the certificate set forth as Exhibit A to this Sales Plan. Each Seller represents and warrants to Tigress that the execution and delivery of this Sales Plan by such Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on such Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller.

6.

Each Seller agrees with respect to the Stock subject to trading pursuant to this Sales Plan, that until this Sales Plan has been terminated such Seller shall not adopt a plan for trading with respect to Stock other than this Sales Plan. The Stock subject to this Sales Plan is listed in Exhibit B.

7.

Each Seller agrees that it shall not, directly, or indirectly, communicate any material, nonpublic information relating to the Stock or the Issuer to any employee of Tigress or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

8.	Each Seller agrees:

a.

to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller. In order to enable compliance with such filing requirements, Tigress agrees to transmit transaction information for open market transactions under this Sales Plan via email to Issuer no later than the close of business on the day of any sale. Emails with transaction information shall be sent to Issuer representatives at:

NAME. brian.knaley@nuburu.net; debrah@anzupartners.com

CC: mes@anzupartners.com, jsabl@anzupartners.com, dms@anzupartners.com, whs@anzupartners.com, dcm@anzupartners.com; djh@anzupartners.com

b.

that such Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

9.	Each Seller acknowledges and agrees that such Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock under this Sales Plan.

10.

Each Seller acknowledges and agrees that such Seller has not entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to this Sales Plan and agrees not to enter into any such transaction while this Sales Plan is in effect.

C.	Implementation of the Plan

1.

Each Seller hereby appoints Tigress to sell shares of Stock owned by it pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Tigress hereby accepts such appointment.

2.

Tigress is authorized to begin selling Stock under this Sales Plan on the Sales Plan Effective Date, at the open of the Principal Market and shall cease selling Stock on the earliest to occur of: (i) the date on which Tigress is required to terminate sales under this Sales Plan pursuant to paragraph D.1.a below; (ii) with respect to Mr. Seldin or Mr. Haring-Smith, the date on which Tigress receives notice of the death of Mr. Seldin or Mr. Haring-Smith; (iii) the date that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock; (iv) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock will be exchanged or converted into shares of another company; (v) with respect to the relevant Seller, the date on which Tigress receives notice of the commencement of any proceedings in respect of or triggered by such Seller’s bankruptcy or insolvency; (vi) the date on which Tigress, Issuer or the relevant Seller reasonably determines that the Sales Plan does not comply with Rule 10b5-1 or applicable securities laws; and (vii) (specify, by checking one or more of the boxes below, the date upon which Tigress will cease selling stock):

☒ the earlier of December 29, 2023 at the close of the Principal Market on such date, or

☒ the date that the aggregate number of shares of Stock sold under this Sales Plan results in no remaining shares of Stock available for Tigress to sell

(such period, the “Plan Sales Period”).

3.

Tigress shall sell the Daily Sale Amount (as defined below) for the account of the respective Sellers on each Sale Day (as defined below), subject to the following restrictions, if desired (check each applicable box):

a.	The “Minimum Sale Price” shall be:

☒	Tigress shall not sell any shares of Stock under this Sales Plan at a price of less than $5.00 per share (before deducting commissions and other expenses of sale) (the “Minimum Sale Price”) AND

☒	Tigress shall not sell any shares of Stock under this Sales Plan at a price less than the 10-day VWAP as calculated pursuant to the Registration Rights Agreement, AND

c.	The “Daily Sale Amount” for any Sale Day shall be (please check the applicable box to indicate the amount of Stock that Tigress is to sell on each Sale Day):

☒	up to 30% of the traded volume of that Sale Day

Number of Shares of Stock to be Sold:

☒	Determined in accordance with the above formula in paragraph C.3.c above and paragraph C.3.d above

d.

Subject to the restrictions set forth in paragraph C.3.c above, Tigress shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price utilizing VWAP algorithm. The Market Open trigger price is not a limit price for execution.

e.

Subject to the restrictions set forth in paragraph C.3.d above, Tigress shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price with a Market Order. The Market Open trigger price is not a limit price for execution.

Tigress shall sell in the following ratio from the Sellers up to the following levels of total proceeds:

Anzu Nuburu LLC	21.9333%
Anzu Nuburu II LLC	10.0802%
Anzu Nuburu III LLC	8.3171%
Anzu Nuburu V LLC	55.0340%
Anzu Partners LLC	1.0153%
David Seldin	2.8367%
CST Global LLC	0.1302%
David & Jennifer Michael Family Ltd Partnership	0.5881%
Whitney Haring-Smith	0.0651%
Total	100.0%

If, following these formulas, one of the Sellers shall have no remaining Stock that can be sold at such time, Tigress shall sell in accordance with the relative ratios excluding the depleted Seller(s).

e.	If, consistent with ordinary principles of best execution or for any other reason, Tigress cannot sell the Daily Sale Amount on any Sale Day, then (select one):

☒	the amount of such shortfall may be sold as soon as practicable on the immediately succeeding Trading Day under ordinary principles of best execution.

Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, Tigress’s authority to sell such shares for the account of the Sellers under this Sales Plan shall terminate.

The Daily Sale Amount and the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

Following each sale of Stock, Tigress shall transmit the funds associated with the sale to the respective Seller account once settled, less commissions and fees as described in this document.

4.	Tigress shall not sell Stock under this Sales Plan with respect to a Seller at any time when:

a.	Tigress, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity has occurred, or

b.

Tigress, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual, or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock), or

c.	Tigress has received notice from the Issuer or such Seller of the occurrence of any event contemplated by paragraph 3 or 4 of the certificate set forth as Exhibit A to this Sales Plan, or

d.	Tigress has received notice from such Seller to terminate this Sales Plan with respect to such Seller in accordance with paragraph D.1 below; or

e.

Any person who exercises influence on Tigress’s behalf over how, when or whether to effect sales pursuant to this Sales Plan is aware of any material non-public information relating to the Issuer or its securities.

5.	Each Seller agrees to:

a.

Deliver the total shares of Stock to be sold under this Sales Plan with respect to such Seller (with the amount to be estimated by such Seller in good faith, if the Daily Sale Amount is designated as an aggregate dollar amount) (the “Plan Shares”), into an account at Tigress in the name of and for the benefit of such Seller (each, a “Plan Account”) and the Stock will be in street name, electronically transferable form, without legend or stop transfer within the Plan Account prior to the close of the Principal Market on the business day preceding the commencement of sales under this Sales Plan or this Sales Plan will automatically terminate with respect to such Seller; provided, that,. with respect to certain Sellers some or all of the shares to be deposited will be Series A preferred stock which are not electronically transferable but will require conversion into Stock prior to settlement.

b.

Tigress shall withdraw Stock from the relevant Plan Account in order to effect sales of Stock under this Sales Plan. Tigress agrees to notify the relevant Sellers promptly if at any time during the Plan Sales Period the number of shares of Stock in the relevant Plan Account is less than the number of Plan Shares remaining to be sold under this Sales Plan with respect to such Seller. Upon such notification, such Seller agrees to deliver promptly to the relevant Plan Account the number of shares of Stock necessary to eliminate this shortfall.

c.

To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Tigress agrees to return such Stock promptly to the Issuer’s transfer agent for relending to the extent that such Stock would then be subject to transfer restrictions in the hands of the relevant Seller.

Tigress shall in no event (other than with respect to Stock issuable upon conversion of Series A Preferred stock) effect any sale under this Sales Plan with respect to a Seller if the Stock to be sold is not in the relevant Plan Account.

6.	Tigress may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

7.

Each Seller may instruct Tigress to sell or purchase shares of Stock, other than the shares of stock subject to this Sales Plan. The Parties hereto agree that any such sale or purchase transaction (i) will not be deemed to modify this Sales Plan with respect to any Seller unless such Sell so requests in writing in accordance with paragraph D.1.d below and (ii) and will be given by such Seller to Tigress only is such transaction does not contravene any of the representations, warranties or covenants of such Seller set forth in paragraph B of this Sales Plan.

D.	Amendment and Termination

1.	This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that:

a.

it may be terminated with respect to a Seller by such Seller at any time upon one day’s prior written notice sent to Tigress’s Corporate Executive Services Department at the address or fax number set forth in paragraph G.4 below.

b.	it may be terminated pursuant to paragraph C.4.d of this Sales Plan.

c.

it may be, at Tigress’s option, terminated if Tigress has received notice from the Issuer of the occurrence of any event contemplated by paragraph 3 or 4 of the certificate set forth as Exhibit A to this Sales Plan.

d.

In the event of a termination of this Sales Plan prior to the end of the Plan Sales Period, such Seller shall be subject to the applicable restrictions set forth in the Issuer’s insider trading policy with respect to any shares of Stock subject to this Sales Plan.

e.

Notwithstanding the provisions of paragraph D.1. herein, this Sales Plan may only be amended (as opposed to terminated) pursuant to the Issuer’s insider trading policy and only after pre-clearance by the Issuer. In the event of any amendment or modification to this Sales Plan during its term, such Seller shall be subject to the applicable restrictions set forth in the Issuer’s insider trading policy with respect to any shares of Stock subject to this Sales Plan.

f.	This Plan may be amended by a Seller only upon the written consent of Tigress and receipt by Tigress of the following documents, each dated as of the date of such amendment:

(i)	a representation signed by the Issuer substantially in the form of Exhibit A to this Sales Plan, and

(ii)

a certificate signed by such Seller certifying that the representations and warranties of such Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date.

2.	The Issuer must be promptly notified of any modification or termination of this Sales Plan, including any suspension of trading under this Sales Plan.

E.	Indemnification; Limitation of Liability

1.

Each Seller, severally and not jointly, agrees to indemnify and hold harmless Tigress and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Tigress’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including such Seller’s representations and warranties in this Sales Plan) or any violation by such Seller of applicable laws or regulations; provided, however, that the indemnification provisions of this paragraph E.1.a shall not apply in the case of any claims, losses, damages or liabilities finally judicially determined to have resulted from Tigress’s gross negligence or willful misconduct or breach of this Sales Plan. This indemnification shall survive termination of this Sales Plan. Notwithstanding any other provision of this Sales Plan, nor party shall be liable to any other party for:

(i)

special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii)

any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God.”

2.

Each Seller represents and warrants that it has consulted with such Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Tigress or any person affiliated with Tigress in connection with such Seller’s adoption and implementation of this Sales Plan.

3.

Each Seller acknowledges and agrees that in performing Seller’s obligations under this Sales Plan, neither Tigress nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller’s assets, or exercising any authority or control respecting management or disposition of Seller’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets. Without limiting the foregoing, each Seller further acknowledges and agrees that neither Tigress nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to such Seller’s assets.

F.	Agreement to Arbitrate Certain Disputes

The following disclosure is required by various regulatory bodies but should not limit the applicability of the following arbitration provision to or in any claim or controversy which may arise between a Seller and Tigress.

This Agreement contains a pre-dispute arbitration clause. By signing this Sales Plan, which includes the following arbitration agreement, the parties agree as follows:

•

Arbitration is final and binding on the parties. All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

•

The parties are waiving their right to seek remedies in court, including the right to a jury trial. Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

•

Pre-arbitration discovery is generally more limited than and different from court proceedings. The ability of the parties to obtain documents, witness statements, and other discovery is generally more limited in arbitration than in court proceedings.

•

The arbitrators’ award is not required to include factual findings or legal reasoning, and any party’s right to appeal or seek modifications of rulings of the arbitrators is strictly limited. The arbitrators do not have to explain the reason(s) for their award.

•	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

•	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

•	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, are hereby incorporated into this Agreement.

•	The award of the arbitrators or of the majority of them shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

•

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class action who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i) the class certification is denied; or (ii) the class is decertified; or (iii) the Seller is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

•

Each Seller agrees, and in consideration of Tigress carrying an account for such Seller, Tigress agrees, that all controversies which may arise between any Seller and Tigress, including any dispute involving Tigress’s present or former agents, employees, officers, and directors and including, but not limited to those involving transactions in this or any other account you have individually or jointly with or on behalf of another party at Tigress, including those in which such Seller has a beneficial interest, or the construction, performance, or breach of this or any other agreement between such Seller and Tigress, whether entered into prior, on, or subsequent to the date hereof, shall be fully and finally determined by binding arbitration. Any arbitration under this Agreement shall be determined pursuant to the arbitration laws of the State of New York and Federal Arbitration Act, where applicable, before the Financial Industry Regulatory Authority (FINRA).

If a Seller files a complaint in court against Tigress its present or former employees, officers, or directors, Tigress may seek to compel arbitration of any such claims. If Tigress seeks to compel arbitration of such claims, Tigress must agree to arbitrate all of the claims contained in the complaint if the Seller so requests.

•

Each Seller acknowledges that the preferred forum for any dispute resolution involving controversies which may arise between such Seller and Tigress is through arbitration pursuant to the terms of the arbitration provision found in this Agreement. In the unlikely event any controversy or dispute arising under this Agreement with Tigress is determined to be ineligible for arbitration, such Seller agrees as follows: SUCH SELLER AND TIGRESS SHALL NOT EXERCISE ANY RIGHTS THEY MAY HAVE TO ELECT OR DEMAND A TRIAL BY JURY. Each Seller and Tigress hereby expressly waive any right to a trial by jury. Each Seller and Tigress acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that Tigress would not enter into this Agreement with the Sellers if this provision were not part of the agreement.

Dispute Resolution Locale: Any suit, arbitration proceeding, reparation proceeding, claim, or action against Tigress or its present or past officers, agents, or employees shall be brought and heard in the city where the branch sales office of Tigress is or was located with which the Sellers dealt. If the court, arbitration forum, or reparations tribunal does not conduct hearings in that city, then any such action must be brought and heard in the locale closest to that city in which the court, arbitration forum, or reparations tribunal conducts hearings. This paragraph shall apply even if Seller has related disputes with other parties which cannot be resolved in the same locale.

G.	General

1.	Each Seller shall pay Tigress $0.0125 per share of the Stock sold for the account of such Seller.

2.

Each Seller and Tigress acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

3.	This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

4.

All notices to Tigress under this Sales Plan shall be given to Tigress Corporate Executive Services Department in the manner specified by this Sales Plan by telephone at (212) 430-8750 by facsimile at (646) 862-2908 or by certified mail to the address below:

TIGRESS FINANCIAL PARTNERS LLC 410 Park Avenue, 12th Floor New York, NY 10022 Attention: Corporate Executive Services

Notices to the Issuer shall be given to:

NUBURU, INC. (fka TAILWIND ACQUISITION CORPORATION)

Address: 7442 Tucson Way, Suite 130, Centennial, CO 80112

Attention: Chief Financial Officer

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:    Brian Dillavou

5.

Each Party’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Tigress (if such assignment or delegation is by a Seller) or the affected Sellers (if such assignment or delegation is by Tigress), which may be withheld in such party’s or parties’ sole discretion.

6.	This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures on all counterparts were upon the same instrument.

7.	It is understood that each representation, warranty, covenant or agreement by a Seller is made severally and not jointly with respect to any other Seller.

8.

If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule, or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule, or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

9.

This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York, applicable to agreements made and to be fully performed therein and may be modified or amended only by a writing signed by the parties to this Sales Plan.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH F.

(Remainder of page left intentionally blank)

Tigress Financial Partners

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Date: December 12, 2022

TIGRESS FINANCIAL PARTNERS LLC

By:	/s/ Cynthia DiBartolo
Name: Cynthia DiBartolo
Title: CEO

Member FINRA / MSRB / SIPC

Tigress Financial Partners LLC  |  410 Park Avenue 12th Floor, New York, New York 10022  |  (P) 212-430-8700  |  (F) 646-862-2908

SELLERS

Anzu Nuburu LLC By: /s/ David Seldin Name: David Seldin Title: Manager	Anzu Nuburu II LLC By: /s/ David Seldin Name: David Seldin Title: Manager

Anzu Nuburu III LLC By: /s/ David Seldin Name: David Seldin Title: Manager	Anzu Nuburu V LLC By: /s/ David Seldin Name: David Seldin Title: Manager

Anzu Partners LLC By: /s/ David Seldin Name: David Seldin Title: Manager	David M. Seldin /s/ David Seldin

David & Jennifer Michael Family Ltd Partnership By: /s/ David Michael Name: David Michael Title: General Partner	CST Global LLC By: /s/ David Michael Name: David Michael Title: Manager

Whitney Haring-Smith /s/ Whitney Haring-Smith

EXHIBIT A

ISSUER REPRESENTATION

1.

Nuburu, Inc. (the “Issuer”) represents that it has approved the Sales Plan dated as of December 12, 2022 between Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC, Anzu Nuburu V LLC (the various limited liability companies being referred to as the “Anzu SPVs”), Anzu Partners LLC, David M. Seldin, David & Jennifer Michael Family Ltd Partnership, CST Global LLC and Whitney Haring-Smith (collectively, “Sellers”) and Tigress Financial Partners LLC (“Tigress”) relating to certain common stock, par value $0.0001 per share of the Issuer (as further defined, and subject to the exclusions contained in the definition of “Stock,” in the Sales Plan, the “Stock”).

2.	The Issuer confirms the following with regard to Sellers:

a.	Position/Affiliation with Issuer: Affiliate.

b.	Is Seller a Form 4 filer? [In all or most cases yes]

3.

The sales to be made by Tigress for the account of Sellers under the Sales Plan will not violate the Issuer’s insider trading policies, and to the best of the Issuer’s knowledge there are no legal, contractual, or regulatory restrictions applicable to any Seller or any Seller’s affiliates as of the date of this representation that would prohibit any Seller from entering into the Sales Plan or prohibit any sale under the Sales Plan.

4.

The Issuer has an effective registration statement relating to resales of the Stock subject to the Sales Plan and no stop order suspending such effectiveness has been issued under the Securities Act of 1933, as amended, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Securities and Exchange Commission.

Date: ____ __, 2023

Signature: ______________________

Print Name: _____________________

Title of Authorized Officer: ______________________

EXHIBIT B

SECURITY DISCRIPTION

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Anzu Nuburu LLC

Number of Shares of Stock:	4,024,512

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Anzu Nuburu II LLC

Number of Shares of Stock:	1,851,063

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Anzu Nuburu III LLC

Number of Shares of Stock:	1,521,036

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Anzu Nuburu V LLC

Number of Shares of Stock:	10,127,833

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Anzu Partners LLC

Number of Shares of Stock:	178,002

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	David Seldin

Number of Shares of Stock:	503,141

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	David & Jennifer Michael Family Ltd Partnership

Number of Shares of Stock:	103,101

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	CST Global LLC

Number of Shares of Stock:	24,282

Name:	Nuburu, Inc. - Common

Sec Type:	Common Stock

Principal Exchange:	NYSE American

PAR:	$0.0001 per share

Principal MIC:	XASE

Incorporation:	UNITED STATES (DE)

SIC Code:	3690

FIGI:	BBGOOXY98XVS

ISIN:	US67021W1036

CUSIP:	67021W103

SEDOL1	BMFXJ66 US

WPK #:	A2QCUZ

Seller:	Whitney Haring-Smith

Number of Shares of Stock:	12,141